Exhibit 4.102
[Translated from the original Chinese version]
CHINA CONSTRUCTION BANK
RENMINBI ENTRUSTED LOAN CONTRACT
(Version for Three Parties)
Contract No.:
Type of Loan:
Borrower (Party A): Beijing Premium Technology Co., Ltd.
Trustor (Party B): Zhengning Information Technology (Shanghai) Co., Ltd.
Entrusted Lender (Party C): China Construction Bank Corporation
Upon the request of Party A, Party B agrees to entrust Party C to provide an entrusted loan (the “Loan”) to Party A. The parties here enter into this contract (the “Contract”) in accordance with relevant law and regulations to clarify their respective rights and obligations with respect to the Loan.
Article 1. Amount of Loan
Party A shall borrow RMB100,000,000 from Party B.
Article 2. Purpose of Loan
Party A shall use the Loan for its operation.
Article 3. Term of Loan
The term of the Loan is sixty months, commencing from March 1, 2008 and ending on February 28, 2013.
If there is any discrepancy between the term shown on the transfer voucher of the Loan and the term provided hereof, the former shall prevail and the term provided hereof shall be extended accordingly. The transfer voucher of the Loan is an integral part of this Contract and shall have same effect as this Contract.
Article 4. Interest and Calculation
1. The rate of interest applies to the Loan shall be 3% per annum. Interest shall be paid on yearly basis. The expiry date of interest is the twentieth day of the last month of each year.
2. The interest hereof shall be calculated from the date when the loan amount is remitted to the account of Party A. If Party B needs to adjust the interest rate during the term of this Contract, it should consult with Party A first and notify Party C of such adjustment in writing. The written notice should be confirmed and signed by both Party A and Party B.

Article 5. Loan Release
1. Party C’s obligation to release the Loan shall be based on the satisfaction of the following conditions.
(1) Party B has remitted the loan amount to the entrusted loan account which it has opened at Party C; and
(2) Party C has received the loan release notice from Party B.
2. Loan Release Schedule
RMB100,000,000 shall be released on March 1, 2008.
3. Party C shall remit the loan amount to the deposit account which Party A has opened at Party C. The number of such account is                     .
Article 6. Repayment
1. Sequence of Payment
Any payment under this Contract shall be made under the principle of interests being paid before principal. If there is any change to the sequence of payment, Party B shall notify the parties in writing.
2. Payment of Interests
Party A should pay interests to Party B through Party C on the expiry date of interest. The first interest payment date hereof shall be the first expiry date of interest after the release of the Loan. When the last installment of the principal is repaid, all outstanding interests should be paid together with such part of principal.
3. Repayment of Principal
Party A should repay the principal according the schedule set forth below.
RMB100,000,000 shall be repaid on February 28, 2013.
4. Method of Repayment
Before each payment date, Party A should keep enough funds that can cover the amount due as of that date in the account it has opened at Party C.
5. Prepayment
After getting the written consent of Party B and notifying Party C, Party A can repay part or all of the principal and interests under this Contract before their expiration.

In such case, Party A shall pay interests based on the actual period of the Loan and the rate of interest provided hereof. If Party A makes the repayment in installments and the prepaid amount is a part of principal, a sequence of payment opposite to that provided hereof shall apply. After the prepayment, the outstanding amount of the Loan shall still be subject to the interest rate provided hereof.
6. Tax
Party B entrusts Party C to pay on its behalf 5% of the interest paid by Party A as business tax.
Article 7. Change and Termination of Contract
1. After this Contract has taken effect, no party hereof is permitted to change or terminate this Contract by itself.
2. If Party A fails to satisfy the preconditions for borrowing required by Party B, Party B is entitled to terminate this Contract unilaterally by notifying Party A and Party C in writing.
3. If, upon the expiry of the Loan, Party A is unable to repay the Loan even after all its efforts due to the change of objective circumstances, Party A can apply to Party B twenty days before the expiry of the Loan for an extension. After such extension application has been accepted by Party B and notifying Party C in writing, Party A shall enter into an agreement on extension of repayment term with Party B and Party C, and such agreement shall be an appendix of this Contract.
Article 8. Rights and Obligations of Party A
1. Rights of Party A
(1) Party A shall have the right to request Party B and Party C to release the Loan in accordance with this Contract.
(2) Party A shall have the right to use the Loan for the purpose prescribed in this Contract.
(3) Party A shall have the right to apply to Party B for extending the term of the Loan, provided that it satisfies the conditions set forth by Party B. After such extension has been approved by Party B, Party A shall handle the procedures for extension together with Party B and Party C.
(4) Party A shall have the right to require Party B and Party C keep confidential of relevant materials it provides under this Contract.
2. Obligations of Party A
(1) Party A should open a basic account or regular deposit account at Party C and should not transfer such account.

(2) Party A should use the Loan for the purpose prescribed hereof and is prohibited from misappropriating or diverting the Loan.
(3) Party A should provide Party B and Party C with relevant materials as requested by them, and ensure the accuracy, completeness and effectiveness of the provided materials.
(4) Party A should actively cooperate with Party B and Party C in their inspection and supervision on the use of the Loan.
(5) Party A should repay the principal and pay interest according to the schedule prescribed hereof.
(6) Party A should notify Party B and Party C beforehand if its name, legal representative, address and business scope has been changed.
(7) Party A should undertake the expenses on attorney service, insurance, evaluation, registration, safekeeping, certification, notarization and other similar maters in connection with this Contract.
(8) Other obligations: none.
Article 9. Rights and Obligations of Party B and Party C
1. Rights of Party B and Party C
(1) Party B and Party C shall have the right to inspect and supervise the use of the Loan.
(2) Party B and Party C shall have the right to learn the operation and financial status of Party A.
(3) Party B shall have the right to entrust Party C to collect the principal and interests under this Contract according to the provisions of this Contract. For any amount payable by Party A pursuant to this Contract, Party B shall have the right to notify Party C in writing to deduct such amount for the account of Party A.
2. Obligations of Party B and Party C
(1) Party B is obliged to remit the loan amount to Party C on time and in full in accordance with this Contract. Party C is obliged to release the Loan on time and in full, except that Party C is unable to release the Loan due to Party B’s delay in remitting the loan amount.
(2) Party B and Party C should keep confidential of the plans, statistics, financial statements and other documents provided by Party A.
Article 10. Liabilities for Breach of Contract
1. Party A shall be punished pursuant to relevant regulations of the People’s Bank of China if it misappropriates or diverts the Loan or uses the Loan beyond its term.

2. A compound interest shall be charged on overdue interest pursuant to relevant regulations of the People’s Bank of China.
3. During the term of this Contract, if any of the following circumstances happens, Party C is entitled to suspend the release of the remaining part of the Loan and act pursuant to the written opinion of Party B.
(1) Party A fails to provide Party B and Party C with accurate, complete and effective materials;
(2) Party A does not use the Loan for the purpose prescribed hereof;
(3) Party A fails to repay the principal or pay the interest pursuant to this Contract;
(4) Party A refuses to cooperate with Party B and Party C in their inspection or supervision on the use of the Loan;
(5) Party A transfers its assets or withdraws its capital to avoid the repayment of the Loan;
(6) Party A has been or is going to be involved in a material litigation, arbitration or other legal proceeding which Party B considers will affect the repayment of the Loan;
(7) Party A breaches its other obligations under Article 8 hereof, and Party B considers that such breach will affect Party A’s ability to repay the Loan.
(8) Other circumstances: none.
4. If Party B fails to remit the loan amount on time and in full to the account designated by Party C and this makes Party C unable to release the Loan on time, Party B shall be liable for compensating for Party A’s losses in this connection.
5. If the Loan cannot be released on time due to the reason of Party B, Party B shall be liable for compensating for Party A’s losses in this connection.
6. If, after the loan amount has been remitted to the account designated by Party C, Party C has received the loan release notice from Party B and this Contract has taken effect, Party C fails to release the Loan on time due to the reason of itself, it should pay damage to Party A, and such damage shall be calculated based on the amount in delay, the delayed period and the interest rate published by the People’s Bank of China for similar type of loan.
7. In the event that Party C fails to release the Loan on time and in full pursuant to the instructions of Party B, Party C shall undertake relevant liabilities in accordance with the Loan Entrustment Agreement.
Article 11. Other Issues

Party A and Party B shall enter into separate agreements to address the issues in connection with the guaranty for the performance of this Contract. Such agreements shall take effect at the same time when this Contract takes effective and be enforced together with this Contract. Party C can be provided with the copies of such agreements, however, these agreements are not directly related to the business entrusted to Party C.
Article 12. Dispute Resolution
Any dispute arising from the performance of this Contract shall be resolved through negotiation between Party A and Party B under the assistance of Party C. Should such negotiation fails, Party B could submit the dispute to competent court for litigation.
During the period of negotiation, those undisputed provisions of this Contract should still be enforced.
Article 13. Effectiveness of Contract
This Contract shall take effect after it has been signed by the legal representatives (principals or authorized agents) of Party A and Party B and the principal (or authorized agent) of Party C and affixed with the chops of all the three parties.
Article 14. There are three original copies and one duplicate copy of this Contract and each party shall hold one original copy.
Party A: (chop)
By: (signature)
Party B: (chop)
By: (signature)
Party C: (chop)
By: (signature)